Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

News Release
For information contact: Sherry Magee Senior Vice President, Communications CNL Financial Group 407-650-1223

 Corporate Capital Trust to hold quarterly earnings call

on may 24, 2017

(ORLANDO, Fla.) May 17, 2017 – Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, will hold an earnings call to discuss financial results for the quarter ended March 31, 2017, on May 24, 2017, at 10:00 a.m. Eastern Time.

To listen to the earnings call, please dial 866-524-3160; a passcode is not required. Due to the fact that Corporate Capital Trust is in an open proxy solicitation, the company has elected not to host a question and answer session following the call. A recording of the call will be available on Corporate Capital Trust’s website, CorporateCapitalTrust.com, approximately 48 hours after the call. The recording will be available for a period of 30 days following the call.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that offers individuals an opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $34 billion in assets. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com and on Twitter @ KKR_Co.

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This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s preliminary proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on May 11, 2017 (the “transactions”).  In connection with the transactions, the Company has filed, and intends to file, relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website http://www.sec.gov, at the Company’s website CorporateCapitalTrust.com, or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801, telephone number 866-650-0650.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the other materials to be filed with SEC.

Forward-Looking Statements

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR), affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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